Exhibit 10.19(b)
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement dated as of September 23, 2019, between INTERNATIONAL MONEY EXPRESS, INC., a Delaware corporation and Joseph Aguilar (the “Agreement”) is effective January 16, 2023 (the “Amendment Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Employment Agreement.

The Employer and Executive desire to enter into this Amendment to the Agreement and hereby agree to the following as of the Amendment Effective Date:

1.Section 1.02 of the Agreement is hereby amended by replacing the phrase “Chief Operating Officer” with the phrase “President and General Manager, Latin America.”

2.Section 2.01 of the Agreement is hereby amended by replacing the Base Salary referenced therein from “$315,000” to “$440,000”, which change to Base Salary was effective January 1, 2023.

3.The Executive acknowledges and agrees to the change in title described in Section 1.02 and that such change, and any related changes in duties and other actions of the Company, does not and shall not constitute “Good Reason” as defined in the Agreement.

4.All other provisions of the Agreement not amended hereby shall remain in full force and effect.

INTERNATIONAL MONEY EXPRESS, INC.

By	/s/ Robert Lisy
Name: Robert Lisy
Title: Chief Executive Officer & Chairman

Date: January 16, 2023

Accepted and Agreed to:

/s/ Joseph Aguilar
Joseph Aguilar
Date: January 16, 2023

[Amendment to Aguilar Employment Agreement]